GUARDIAN VARIABLE PRODUCTS TRUST – POWER OF ATTORNEY

Each of the undersigned trustees and officers of Guardian Variable Products Trust hereby separately constitutes and appoints each of Richard T. Potter, Kathleen M. Moynihan and John H. Walter, jointly and severally, as the undersigned’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place, and stead, in any and all capacities, to sign the Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940 of Guardian Variable Products Trust and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys in-fact, or substitute or substitutes therefor, may do or cause to be done by virtue thereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

WITNESS our hands on the date set forth below.

Name	Title(s)	Date

/s/ Dominique Baede	President (Principal Executive Officer) and Trustee	February 5, 2020
Dominique Baede

/s/ Michael Ferik	Chairman and Trustee	February 5, 2020
Michael Ferik